Exhibit 10.3

2017 LTI TIME BASED RESTRICTED STOCK UNIT AWARD

THIS 2017 LTI TIME BASED RESTRICTED STOCK UNIT AWARD (this “Agreement”) is made and entered into as of the ___ day of ____, 2017 (the “Grant Date”) by and between the individual whose name appears on the Award Certificate attached hereto (the “Employee”) and PFSweb, Inc., a Delaware corporation (the “Company”), and is issued under and pursuant to the PFSweb, Inc. 2005 Employee Stock and Incentive Plan, as the same may be amended from time to time (the “Plan;” terms defined in the Plan having the same meaning when used herein, except as otherwise defined herein).

NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.Definitions.  The following terms (not otherwise defined herein), when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms):

“ERISA” shall mean the Employee Retirement Income Security Act of 1986, as amended.

“Fiscal Year” shall mean the 12-consecutive-month period beginning on January 1 and ending on December 31, so that, by way of example, Fiscal Year 2017 shall mean the 12-consecutive-month period beginning on January 1, 2017 and ending on December 31, 2017.

“Severance Period” shall mean the period following the termination of the Employee’s employment by the Company during which the Employee is entitled to continue to receive his or her base compensation pursuant to a written severance agreement.

“Vesting Date” shall mean each of December 31, 2017, December 31, 2018 and December 31, 2019, as applicable or as the context may require.

2.Issuance and Vesting of Restricted Stock Units.  Subject to the vesting conditions set forth herein and the other terms and provisions of the Plan, the Company hereby issues to the Employee the number of Restricted Units set forth in the Award Certificate attached hereto. Except as otherwise set forth herein or in the Plan, provided that the Employee retains his/her Continuous Status as a Participant through the applicable Vesting Date set forth below, for each Vesting Date the corresponding number of Restricted Stock Units set forth below will vest on the day following the applicable Vesting Date:

Vesting Date/Fiscal Year	Number of Vested Restricted Stock Units
December 31, 2017	33.33% of the number of Restricted Stock Units
December 31, 2018	33.33% of the number of Restricted Stock Units
December 31, 2019	33.34% of the number of Restricted Stock Units

3.Vesting of Restricted Stock Units; Forfeiture.  The Employee shall have no vested right in the Restricted Stock Units unless the Employee is employed by the Company as of the applicable Vesting Date set forth in Section 2 above. If, prior to any Vesting Date, the Employee voluntarily leaves employment with the Company other than for Good Reason or is terminated by the Company for Cause, the Employee shall forfeit the entirety of the Restricted Stock Units otherwise issuable hereunder

4.Additional Vesting Provisions.

(a)Upon the termination of the Employee’s employment by the Company without Cause or if the Employee’s employment by the Company is terminated by the Employee for Good Reason, then (i) if applicable, for purposes of Section 2 of this Agreement, the Employee shall be deemed employed by the Company through the last day of any Severance Period which shall be deemed the last day of the Employee’s Continuous Status as a Participant, and (ii) the Employee shall be entitled to a portion of the Restricted Stock Units otherwise issuable on the Vesting Date immediately following the date of termination of employment (as determined in accordance with the preceding clause (i)), equal to the amount of the Restricted Stock Units to which the Employee would have vested hereunder on such Vesting Date but for the termination of his or her employment, multiplied by a fraction, the numerator of which is the number of days the Employee is employed (or deemed employed in accordance with the preceding clause (i)) by the Company during the Fiscal Year in which the termination (or deemed termination) occurred and the denominator of which is 365, and such portion shall be deemed vested as of the date of termination of employment (without regard for the provisions of clause (i) herein), and (iii) all other unvested Restricted Stock Units hereunder shall be deemed terminated and forfeited.

(b)Upon termination of employment as the result of the death or Disability of the Employee, all unvested Restricted Stock Units shall automatically accelerate and vest as of such date of termination.

(c)Upon the occurrence of a Change in Control, all unvested Restricted Stock Units shall be deemed automatically vested at such time as may be necessary or required in order for the Employee to be deemed the lawful owner and holder of record of the shares of Stock to be issued thereunder as of the effective date and time of the Change in Control.

5.Settlement of Restricted Stock Units.

(a)Each Restricted Stock Unit represents the right to receive one share of Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Employee on the books and records of the Company (the "Account"). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

(b)Subject to the provisions hereof, no later than the last day of Fiscal Year following the applicable Vesting Date, the Company shall (i) issue and deliver to the Employee the number of shares of Stock equal to the number of vested Restricted Stock Units (rounded up to the nearest whole share); and (ii) enter the Employee's name on the books of the Company as the shareholder of record with respect to the shares of Stock delivered to the Employee. Notwithstanding the foregoing, but subject to the provisions of Section 15 below, any shares of Stock to be issued in settlement of Restricted Stock Units (i) under Section 4(a) or (b) above shall be issued no later than March 15 following the last day of the Fiscal Year in which the Employee is deemed vested therein, and (ii) under Section 4(c) above shall be issued no later than such time as may be necessary or required in order for the Employee to be deemed the lawful owner and holder of record of the shares of Stock to be issued thereunder as of the effective date and time of the Change in Control.

(c)Subject to any exceptions set forth in this Agreement or the Plan, prior to the vesting of the Restricted Stock Units hereunder, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto during such period shall be wholly ineffective and, if any such attempt is made, the unvested Restricted Stock Units will be forfeited by the Employee and all of the Employee's rights to shares issuable thereunder shall immediately terminate without any payment or consideration by the Company.

(d)The Employee shall have no rights in, to or under the shares of Stock to be issued upon the vesting of the Restricted Stock Units unless and until the vesting conditions set forth herein are satisfied and, until such date, shall have no rights of a shareholder of the Company including, without limitation, no right to vote such shares and no right to receive any dividends or other distributions paid with respect to such shares.

(e)Upon vesting of the Restricted Stock Units, the Company may issue stock certificates or evidence the Employee's interest therein by using a book entry account with the Company's transfer agent.

6.Provisions of Plan.

(a)Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the shares of Stock to be issued hereunder shall be adjusted or terminated in any manner as contemplated by Article 16 of the Plan.

(b)Tax Liability and Withholding. The Employee shall be required to pay to the Company, and the Company shall have the right to deduct from the shares of Stock to be issued upon the vesting of the Restricted Stock Units, the amount of any required withholding taxes in respect of the shares of Stock to be issued upon the vesting of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.

(c)Except as provided herein, the provisions of this Agreement shall be subject to the provisions of the Plan, which are hereby incorporated herein by reference and made part hereof.  The Employee acknowledges and agrees that he or she has been provided with and has read the Plan and understands the provisions thereof.  In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall take precedence, other than for such provisions of the Plan which, by their terms, are subject to the provisions of an Award Certificate.

7.No ERISA Plan.  Neither this Agreement nor the award of the Restricted Stock Units hereunder shall be construed by any party as being subject to any provisions of ERISA, and shall not be so subject.  Without in any way limiting the generality of the foregoing, the Restricted Stock Units awarded hereunder shall constitute a mere unfunded promise to pay by the Company and a bonus program within the meaning of Department of Labor Regulation Section 2510.3-2(c) promulgated under ERISA.

8.Compliance with Law. The issuance of shares of Stock hereunder shall be subject to compliance by the Company and the Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Stock may be listed. No shares of Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

9.Notices.  Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices.  Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

10.Parachute Payments and Parachute Awards.  If the Employee is a “disqualified individual,” as defined in paragraph (c) of Code Section 280G, then, notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore entered into by the Employee and the Company (an “Other Agreement”), except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (a “280G Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Employee (or an employee group of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a “Benefit Arrangement”), any right the Employee has in respect of payment under this Agreement, any Other Agreement or any Benefit Arrangement will be reduced or eliminated: (a) to the extent that such right to payment, taking into account all other rights, payments, or benefits to or for the Employee under all Other Agreements and all Benefit Arrangements, would cause the payment to Employee under this Agreement to be considered a “parachute payment” within the meaning of paragraph (b)(2) of Code Section 280G as then in effect (a “Parachute Payment”); and (b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts the Employee is entitled to receive from the Company under all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Employee without causing any such payment or benefit to be considered a Parachute Payment. The Company will accomplish such reduction in a manner to be mutually agreed with, and most beneficial for, the Employee. The foregoing shall not be interpreted so as to restrict, reduce, amend or modify any of the existing terms and provisions of any 280G Agreement to which the Employee and the Company may be a party and any payment hereunder shall be entitled to the benefits thereof.

11.Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the remaining provisions of this Agreement, which shall be enforced to the maximum extent permitted under applicable law.

12.Modification.  Subject to the provisions of the Plan, this Agreement may be modified only in writing pursuant to an agreement by and between the Company and the Employee.

13.Headings.  The headings contained herein are for convenience of reference only and shall not be construed by any party as having any substantive significance.

14.Clawback. Notwithstanding any other provisions in this Agreement, this Award is subject to recovery under any current or future law, government regulation or stock exchange listing requirement, and is subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company at any time pursuant to any such law, government regulation or stock exchange listing requirement).

15.Section 409A of the Code.  If the Employee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Employee becomes eligible for settlement of the Restricted Stock Units upon his/her "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (i) the date that is six months following the Employee's separation from service and (ii) the Employee's death.   It is the intent that this Restricted Stock Unit Award shall comply with the requirements of

Section 409A, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this paragraph creates an obligation on the part of the Company to modify the terms of this Agreement or the Plan, and the Company makes no representation that the terms of this Restricted Stock Unit Award Agreement will comply with Section 409A or that payments under this Restricted Stock Unit Award Agreement will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A. In no event shall the Company or any of its Subsidiaries be liable to any party for any additional tax, interest or penalties that may be imposed on the Employee by Section 409A or any damages for failing to comply with Section 409A.

16.Execution and Counterparts.  This Agreement shall be deemed executed and delivered by the parties upon the execution of the individual Award Certificate issued to the Employee in connection herewith, which Award Certificate shall be executed by an authorized officer of the Company and may be executed in any number of counterparts, each of which shall be deemed an original, and shall be effective when a counterpart thereof has been received from both parties.

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2017 LTI TIME BASED RESTRICTED STOCK UNIT AWARD CERTIFICATE

ISSUED UNDER THE

PFSWEB, INC. 2005 EMPLOYEE STOCK AND INCENTIVE PLAN

1.Employee Name: .

2.Number of Restricted Stock Units: __________________________________________.

This 2017 LTI Time Based Restricted Stock Unit Award Certificate is issued, dated and effective as of the date set forth below.

Date: ____, 2017

Employee: __________________________________ Signature __________________________________ Print Name	PFSweb, Inc. By: Name: Title: